EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bel Fuse Inc. on Form S-8 of our report dated March 4, 1998, appearing in the Annual Report on Form 10-K of Bel Fuse Inc. for the year ended December 31, 1997.


Deloitte & Touche LLP

Parsippany, New Jersey
October 12, 1998